As filed with the U.S. Securities and Exchange Commission on March 26, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SteadyMed Ltd.

(Exact name of registrant as specified in its charter)

Delaware	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

SteadyMed Ltd.

5 Oppenheimer Street

Rehovot 7670105, Israel

(Address of principal executive offices, including zip code)

SteadyMed Ltd. Amended and Restated 2009 Stock Incentive Plan

SteadyMed Ltd. 2013 Stock Incentive Subplan

(Full title of the plans)

Jonathan M.N. Rigby

President and Chief Executive Officer

SteadyMed Therapeutics, Inc.

2410 Camino Ramon

San Ramon, California 94583

(925) 272-4999

(Name, address and telephone number, including area code, of agent for service)

Copies to:

James C. Kitch Michael E. Tenta Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Shlomo Landress Amit, Pollak, Matalon & Co. 17 Yitzhak Sade, Nizba Building Tel Aviv 6777517 Israel

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, nominal value NIS 0.01 per share
— Amended and Restated 2009 Stock Incentive Plan	882,601	(2)	$8.52	(5)	$7,519,760.52	$873.80
— Amended and Restated 2009 Stock Incentive Plan and 2013 Stock Incentive Subplan	1,116,826	(3)(4)	$4.09	(6)	$4,567,818.34	$530.78
Total	1,999,427				$12,087,578.86	$1,404.58

(1)   Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional ordinary shares of the Registrant that become issuable under the plans set forth herein by reason of any share dividend, share split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding ordinary shares of the Registrant.

(2)   Represents ordinary shares reserved for future issuance upon the exercise of options to purchase ordinary shares of the Registrant to be granted in the future under the Registrant's Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”) as of the date of this Registration Statement.

(3)   The Registrant adopted the 2013 Stock Incentive Subplan (the “2013 Subplan”), as an annex to the 2009 Plan under which options were granted to individuals performing services on behalf of the Registrant’s United States subsidiary.  The Registrant has discontinued making awards under the 2013 Subplan.

(4)   Represents ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares issued pursuant to the 2009 Plan and the 2013 Subplan as of the date of this Registration Statement.

(5)   Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sale prices per share of the ordinary shares of the Registrant on the NASDAQ Global Market on March 23, 2015.

(6)   Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price.

PART II

ITEM 3.              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by SteadyMed Ltd. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed on March 20, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the registration statements on Form S-1 (File Nos. 333-201949 & 333-202884), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of the ordinary shares of the Registrant which is contained in the Registrant’s registration statement on Form 8-A filed on March 18, 2015 (File No. 001-36889) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.              DESCRIPTION OF SECURITIES

See the description of the ordinary shares of the Registrant, nominal value NIS 0.01 per share, contained in the Registrant’s registration statements on Form S-1 (File Nos. 333-201949 & 333-202884).

ITEM 5.              INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.              INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Israeli Companies Law, 5759-1999 (the “Companies Law”) and the Israeli Securities Law, 5728-1968 (the “Securities Law”), an Israeli company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

•  financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking must detail the abovementioned foreseen events and amount or criteria;

•  reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, following which no indictment was filed against such office holder as a result of such investigation or proceeding and no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, no indictment was filed against such officer but financial liability was imposed as a substitute to a criminal proceeding that does not require proof of criminal intent; or in connection with a monetary sanction;

•  reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent; and

•  expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Securities Law.

The Registrant has obtained directors’ and officers’ liability insurance for the benefit of its office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law and the Securities Law.  In addition, the Registrant have entered into agreements with each of its office holders undertaking to indemnify them to the fullest extent permitted by the Companies Law and the Israel Securities Law and the Registrant’s restated articles of association.

ITEM 7.              EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.              EXHIBITS

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Tenth Amended and Restated Articles of Association of the Registrant	S-1/A	333-201949	3.2	March 9, 2015

5.1	Opinion of Amit, Pollak, Matalon & Co.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Amit, Pollak, Matalon & Co. (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto)

99.1	Amended and Restated 2009 Stock Incentive Plan and forms of agreements relating thereto	S-1/A	333-201949	10.1	March 9, 2015

99.2	2013 Stock Incentive Subplan and forms of agreements relating thereto	S-1	333-201949	10.2	February 6, 2015

ITEM 9.              UNDERTAKINGS

A.                                    The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on this 26th day of March, 2015.

SteadyMed Ltd.

By:	/s/ JONATHAN M.N. RIGBY
Jonathan M.N. Rigby
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Jonathan M.N. Rigby and David W. Nassif, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JONATHAN M.N. RIGBY	President and Chief Executive Office	March 26, 2015
Jonathan M.N. Rigby	(Principal Executive Officer) and Authorized Representative in the United States

/s/ DAVID W. NASSIF	Chief Financial Officer	March 26, 2015
David W. Nassif	(Principal Financial and Accounting Officer)

/s/ KEITH BANK	Director	March 26, 2015
Keith Bank

/s/ STEPHEN J. FARR	Director	March 26, 2015
Stephen J. Farr

/s/ RON GINOR	Director	March 26, 2015
Ron Ginor

/s/ DONALD D. HUFFMAN	Director	March 26, 2015
Donald D. Huffman

Director
Brian J. Stark

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Tenth Amended and Restated Articles of Association of the Registrant	S-1/A	333-201949	3.2	March 9, 2015

5.1	Opinion of Amit, Pollak, Matalon & Co.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Amit, Pollak, Matalon & Co. (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto)

99.1	Amended and Restated 2009 Stock Incentive Plan and forms of agreements relating thereto	S-1/A	333-201949	10.1	March 9, 2015

99.2	2013 Stock Incentive Subplan and forms of agreements relating thereto	S-1	333-201949	10.2	February 6, 2015